Exhibit 10.2

FIFTH AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Fifth Amendment to Amended and Restated Employment Agreement dated as of

___________, 2022 (this “Fifth Amendment”) is by and between The Greenbrier Companies, Inc. (the “Company”) and Alejandro Centurion (“Executive”) and amends the terms of that certain Amended and Restated Employment Agreement, dated as of August 28, 2012, between the Company and Executive (the “Agreement”), as amended by the First Amendment to Amended and Restated Employment Agreement, dated as of March 29, 2016 and the Second Amendment to Amended and Restated Employment Agreement, dated May 9, 2018, and the Third Amendment to Amended and Restated Employment Agreement dated September 16, 2019, and the Fourth Amendment to Amended and Restated Employment Agreement dated September 17, 2021 (collectively with the Agreement, the “Amended Agreement”).

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1. Section 1.1 of the Amended Agreement is hereby amended and restated to read in its entirety as set forth below. For the avoidance of doubt, this Amendment shall have no effect on the compensation of Executive pursuant to the Amended Agreement, including without limitation the right to receive an Annual Bonus for the fiscal year ending August 31, 2022 and the vesting of equity awards.

1.1 Employment of Executive. The Company agrees to employ Executive, and Executive agrees to serve, until August 31, 2022 (The “Successor Appointment Date”) as the Company’s Executive Vice President and President of Greenbrier Manufacturing Operations

(“GMO”) and then until September 1, 2023 (the “Retirement Date”) as Special Advisor.

THE GREENBRIER COMPANIES, INC. EXECUTIVE

By:	/s/ Thomas B. Fargo	/s/ Alejandro Centurion
Title:	Lead Director, Compensation Chair	Alejandro Centurion Executive Vice President and President of Greenbrier Manufacturing Operations

Fifth Amendment to Amended and Restated Employment Agreement